                             SOURCINGLINK.NET, INC.

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 9th day of August, 1999, by and between SourcingLink.net, Inc., a Delaware corporation (the "Company"), and
("Investor"), with reference to the following facts:

         A. This Agreement is one of a number of stock purchase agreements (the "Purchase Agreements") pursuant to which certain investors, including Investor (collectively, the "Investors") are purchasing, in the aggregate, 1,687,500 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), as more particularly set forth on EXHIBIT A hereto (the "Financing").

         B. The Company and Investor wish to enter into this Agreement to set forth the terms of Investor's purchase of Common Stock from the Company pursuant to the Financing.

         NOW THEREFORE, BE IT RESOLVED, that the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       PURCHASE AND SALE OF COMMON STOCK.

                  1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Investor agrees to purchase, and the Company agrees to sell and issue to Investor at the Closing (as defined in Section
1.2(a) below),          shares of the Company's Common Stock for the purchase
price of $1.60 per share. The shares of Common Stock issued to Investor pursuant to this Agreement shall hereinafter be referred to as the "Shares."

                  1.2 CLOSING.

                           (a) Subject to the satisfaction or waiver of the
conditions set forth in Sections 4 and 5 hereof, the purchase and sale of the Shares shall take place at the offices of Stradling Yocca Carlson & Rauth, a Professional Corporation, 660 Newport Center Drive, Suite 1600, Newport Beach, California, at 10:00 a.m., on August 9, 1999, or at such other time and place as the Company and Investor mutually agree upon, either orally or in writing (which time and place are designated as the "Closing").

                           (b) Subject to the terms of this Agreement, at the
Closing, the Company shall deliver to Investor a certificate representing the Shares against payment of the purchase price therefor by wire transfer of funds pursuant to the wire transfer instructions attached hereto as EXHIBIT B.

         2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to Investor as follows:

                  2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority: (i) to own and operate its properties and assets; (ii) carry on its business as now conducted and as presently proposed to be conducted; execute and deliver this Agreement and (iii) issue and sell the Shares and to carry out the provisions of this Agreement. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities and of its properties makes such qualification necessary, except where failure to so qualify would not have a material adverse effect upon the Company.

                  2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $.001 par value, and 15,000,000 shares of Preferred Stock, $.001 par value, of which 5,000,000 are designated as Series A Preferred Stock. Immediately prior to the Closing, there will be issued and outstanding 23,010,874 shares of Common Stock and 3,330,586 shares of Series A Preferred Stock. Immediately following the Closing all issued and outstanding shares of the Company's capital stock (a) will have been duly authorized, validly issued, fully paid and non-assessable and (b) will have been issued in compliance in all material respects with federal and state securities laws. The Company has reserved 3,330,586 shares of Common Stock for issuance upon the conversion of the Series A Preferred Stock, and has reserved an aggregate of 5,700,000 shares for issuance pursuant to the Company's 1999 Stock Incentive Plan, 1997 Stock Option Plan and 1995 Stock Option Plan, of which 3,763,000 shares are subject to currently outstanding options. The Company has also reserved 500,000 shares of Common Stock for issuance pursuant to the Company's 1999 Employee Stock Purchase Plan, none of which have been issued. The Company also has warrants to purchase 3,378,641 shares of Common Stock outstanding as of the date hereof. The Company intends to effect a one-for-four reverse stock split shortly after the Closing. Except as described in this
Section 2.2, in the SEC Filings (as defined in Section 2.28 below) or in the Private Placement Memorandum, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Except as disclosed in the SEC Filings or in the Private Placement Memorandum, the Company is not a party or subject to any agreement or understanding, and to the Company's knowledge there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. The Company has no obligation, contingent or otherwise, to redeem or repurchase any equity securities or any security that is a combination of debt and equity (collectively, "EQUITY SECURITIES").

                  2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of the Company's obligations hereunder and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions in Section 6.4 below may be limited by applicable federal or state securities law.

                  2.4 SUBSIDIARIES. Except for the Company's wholly-owned subsidiary, QCS Development Company, S.A., the Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

                  2.5 VALID ISSUANCE OF THE SHARES; COMPLIANCE WITH SECURITIES LAWS. The sale of the Shares is not subject to any preemptive right or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement and the Certificate of Incorporation, the Shares will be duly and validly issued, fully paid and nonassessable and will be free of any liens, encumbrances, and restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Assuming the accuracy of the representations and warranties of the Investors set forth in this Agreement and the other Purchase Agreements, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and have been registered or qualified (or are exempt from registration or qualification) under the registration, permit, or qualification requirements under all applicable state securities laws.

                  2.6 GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any federal, state or local governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

                  2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or to the Company's knowledge threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

                  2.8 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. The Company has not granted any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes used in its business, except limited licenses to IBM and its customers pursuant to its agreements with such persons. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. To the Company's knowledge, neither the execution or delivery of this Agreement, nor, the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

                  2.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Certificate of Incorporation, Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby will not (i) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or (ii) require the Company to obtain any consent, approval or action of, make any filing with, or give any notice to any person as a result or under the terms of, or relieve any third party of any obligation to the Company under any such provision, instrument, judgment, order, writ, decree or contract, other than the waiver of certain rights of first refusal and registration rights by the holders of the Company's Series A Preferred Stock, which have been or will be obtained prior to the Closing. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any material right granted under any license, distribution agreement or other agreement.

                  2.10 AGREEMENTS; ACTION.

                           (a) Except as disclosed in the SEC Filings or in the
Private Placement Memorandum, there are no (i) agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof, or (ii) agreements (whether written or oral and including all amendments thereto) to which the Company is a party or by which the Company or any of its assets is bound that are material to the Company (collectively, "MATERIAL AGREEMENTS").

                           (b) Each Material Agreement is in full force and
effect and is valid, binding and enforceable in accordance with its terms as to the Company and, to the knowledge of the Company, as to each other party thereto; (ii) there exists no material breach or material default (or event that with notice or lapse of time would constitute a material breach or material default) on the part of the Company or, to the knowledge of the Company, on the part of any other party under any Material Agreement; (iii) the Company has not received a written notice of termination or default under any Material Agreement; and (iv) as of the date of this Agreement, no party to an agreement under which the Company acquired a substantial portion of its assets has asserted any claim for indemnification under such agreement.

                           (c) The Company has not engaged in the past three (3)
months in any substantive discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                  2.11 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or to the Company's knowledge have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. None of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  2.12 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in this Agreement or as disclosed in the SEC Filings or in the Private Placement Memorandum, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

                  2.13 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with all material terms of such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.14 FINANCIAL STATEMENTS. The financial statements (including balance sheet and statement of operations) of the Company contained in the SEC Filings and the Private Placement Memorandum (collectively, the "FINANCIAL STATEMENTS") were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements or in the Private Placement Memorandum, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 and (ii) obligations incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

                  2.15 CHANGES. Since March 31, 1999, except as disclosed in the SEC Filings or the Private Placement Memorandum (provided that such exception shall not apply to subsections (a), (e), (h) or (m) of this Section, or to subsection (n) as it applies to such subsections), there has not been:

                           (a) any change in the assets, liabilities, financial
condition or operating results of the Company from that reflected in the Financial Statements, except for operating losses consistent with past results and except for changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                           (b) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

                           (c) any waiver or compromise by the Company of a
valuable right or of a material debt owed to it;

                           (d) any satisfaction or discharge of any lien, claim,
or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

                           (e) any material change to a material contract or
agreement by which the Company or any of its assets is bound or subject, except for the pending amendments to the Company's agreements with IBM Corp., as described on page 45 of the Private Placement Memorandum;

                           (f) any material change in any compensation
arrangement or agreement with any employee, officer, director or stockholder;

                           (g) any sale, assignment or transfer of any patents,
trademarks, copyrights, trade secrets or other intangible assets;

                           (h) any material resignation or termination of
employment of any officer or key employee of the Company; and the Company is not aware of any impending resignation or termination of employment of any such officer or key employee;

                           (i) any material mortgage, pledge, transfer of a
security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                           (j) any loans or guarantees made by the Company to or
for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                           (k) any declaration, setting aside or payment or
other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                           (l) any declaration or payment of any dividend or
other distribution of the assets of the Company;

                           (m) to the Company's knowledge, any other event or
condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company; or

                           (n) any arrangement or commitment by the Company to
do any of the things described in this Section 2.15.

                  2.16 EMPLOYEE BENEFIT PLANS. Except as disclosed in the SEC Filings or in the Private Placement Memorandum, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.17 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

                  2.18 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its tangible properties that might be damaged or destroyed.

                  2.19 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. Except as disclosed in the SEC Filings or the Private Placement Memorandum, the employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

                  2.20 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Investors. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

                  2.21 PERMITS. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospect;, or financial condition of the

Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  2.22 CORPORATE DOCUMENTS. The Certificate of Incorporation and Bylaws of the Company are in the form provided to Investor. The copy of the minute books of the Company made available to the Investor contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation (except for those meetings for which minutes have not yet been drafted, in which cases agendas have been made available) and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects. The stock transfer ledgers and other similar records of the Company as made available to the Investors prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company.

                  2.23 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  2.24 OFFERING. Subject in part to the truth and accuracy of the representations and warranties of the Investors set forth in the Purchase Agreements, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                  2.25 INVESTMENT COMPANY. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  2.26 YEAR 2000. To the Company's knowledge, after reasonable inquiry, all of the Company's software products, devices and programs will operate prior to, during and after the calendar year 2000 A.D. without material error relating to date data that represents or references different centuries or more than one century other than such errors which have not had nor would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company's business as presently conducted or as proposed to be conducted.

                  2.27 PRIVATE PLACEMENT MEMORANDUM. The Confidential Private Placement Memorandum dated June 14, 1999 (the "Private Placement Memorandum") previously delivered to Investor has been prepared in good faith by the Company and does not contain any untrue statement of a material fact nor does it omit to state any material fact necessary to make the statements made therein not misleading, it being understood that such Private Placement Memorandum was prepared in connection with a Preferred Stock financing, rather than the Financing. With respect to projections distributed concurrently with the Private Placement Memorandum, the Company represents only that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

                  2.28 SEC FILINGS. The Company's Annual Report on Form 10-KSB for the transition period from July 1, 1998 to March 31, 1999 filed with the Securities and Exchange

Commission (the "SEC") on June 21, 1999, and the Company's definitive proxy materials filed with the SEC on June 17, 1999, including all exhibits to such filings (collectively, the "SEC Filings") as of the respective dates of filing, were accurate and complete in all material respects and complied in all material respects with the rules, regulations and interpretations of the SEC.

                  2.29 FULL DISCLOSURE. The Company has provided Investor with all the information that Investor has requested for deciding whether to purchase the Shares. Neither this Agreement nor the representations and warranties contained herein, nor any other written statements or certificates made or delivered in connection herewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         3.       REPRESENTATIONS AND WARRANTIES OF INVESTOR.

         Investor hereby represents and warrants to the Company as follows:

                  3.1 LEGAL POWER. Investor has the power and authority to enter into this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

                  3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by Investor, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding obligation of Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions in Section 6.4 below may be limited by applicable federal or state securities law.

                  3.3 INFORMATION. Investor represents that Investor has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon. Investor represents that, in making its investment decision with respect to the Shares, it has relied solely upon information supplied by the Company and its own investigation of such information and other material as it deemed relevant to such investment decision, and Investor has not relied upon any information or representation of any third party, including specifically Needham & Company ("Needham") and its officers, directors, employees and agents, in making such investment decision.

                  3.4 INVESTMENT REPRESENTATIONS.

                           (a) Investor is acquiring the Shares for its own
account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                           (b) Investor understands that (i) the Shares have not
been registered under the Securities Act by reason of a specific exemption therefrom, that the securities are "restricted securities" and the Investor must hold the Shares indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the Shares will be endorsed with the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made either (A) pursuant to SEC Rule 144 and the Investor provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule 144, or (B) by means of a distribution from a partnership, limited liability company or other entity to its beneficial owners. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

                           (c) Investor has not been offered the Shares by any
form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

                           (d) Investor is a "qualified institutional buyer"
within the meaning of SEC Rule 144A, as presently in effect.

                           (e) Investor has such knowledge and experience in
financial and business matters that the undersigned is capable of evaluating the merits and risks of acquisition of the Shares and of making an informed investment decision with respect thereto.

                           (f) Investor's principal address is as set forth on
the signature page hereto, and it does not reside in any state of the United States other than the state specified in its address on the signature page.

                           (g) Investor has read and understands the matters
under the heading "Risk Factors" in the Private Placement Memorandum, and understands that an investment in the Shares is speculative and involves a high degree of risk of loss of all or part of Investor's investment therein. Investor understands that various statements contained in the Private Placement Memorandum and the projections delivered concurrently therewith are "forward looking statements" that involve risk and uncertainty, and has read and understands the cautionary language with respect thereto set forth on pages 16 and 17 of the Private Placement Memorandum and on page 1 of such projections.

                           (h) Investor understands that the foregoing
representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Shares from the applicable registration or qualification requirements under the Securities Act, under the securities laws of all applicable states and for other purposes. In the event any of such representations and warranties become inaccurate or untrue prior to the Closing, the Investor will promptly notify the Company.

         4.       CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING.

         The obligations of Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing.

                  4.2 PERFORMANCE OF OBLIGATIONS. The Company shall have performed and complied with all agreements, obligations and conditions contained herein that are required to be performed or complied with by it on or prior to the Closing.

                  4.3 COMPLIANCE CERTIFICATE. The Company shall deliver to Investor at the Closing a Certificate, executed by the President and Chief Executive Officer of the Company, certifying that the conditions specified in subsections 4.1, 4.2, and 4.4 through 4.6 have been fulfilled.

                  4.4 CONSENTS; QUALIFICATIONS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective as of the Closing.

                  4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident thereto shall be reasonably satisfactory in form and substance to Investor, which shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  4.6 OPINION OF COMPANY COUNSEL. Investor shall have received from Stradling Yocca Carlson & Rauth, counsel for the Company, an opinion, dated the date of the Closing and addressed to the Investors, in a form mutually agreed upon by counsel for the Company and counsel to

Needham & Company, Inc., the Company's placement agent, covering matters generally addressed in legal opinions given in connection with institutional private placement transactions.

         5.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

         The obligations of the Company to Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by Investor:

                  5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained in Section 3 hereof shall be true and correct in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing.

                  5.2 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and shall be effective as of the Closing.

                  5.3 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by Investor on or prior to the Closing shall have been performed or complied with in all material respects.

         6.       REGISTRATION OF SHARES.

                  6.1 REQUIRED REGISTRATION. Within forty-five (45) days following the Closing, the Company shall prepare and file with the SEC a registration statement on Form S-3 under the Securities Act, covering all of the shares of Common Stock issued to the Investors in the Financing (the "Registrable Stock"), and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earlier to occur of the date (a) the Registrable Stock covered thereby has been sold, or (b) twelve (12) months following the Closing. Notwithstanding the foregoing, if the Company is or becomes ineligible to use Form S-3, the Company shall promptly prepare and file such registration statement on Form SB-2 or, if unavailable, Form S-1.

                  6.2 REGISTRATION PROCEDURES. When the Company effects the registration of the Registrable Stock under the Securities Act pursuant to
Section 6.1 hereof, the Company will, at its expense, as expeditiously as possible:

                           (a) In accordance with the Securities Act and the
rules and regulations of the Commission, prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period described in Section 6.1, and prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period;

                           (b) Furnish to Investor such reasonable number of
copies of the registration statement, preliminary prospectus, final prospectus and any supplement thereto and such other documents as Investor may reasonably request in order to facilitate the public offering and sale of such securities;

                           (c) Use its best efforts to register or qualify the
securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Investor may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                           (d) Notify Investor, promptly after it shall receive
notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (e) Notify Investor promptly of any request by the
SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (f) Prepare and promptly file with the SEC, and
promptly notify Investor of the need for, and filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (g) In case Investor is required to deliver a
prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the SEC, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                           (h) Advise Investor, promptly after it shall receive
notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                           (i) Deliver to Investor, as promptly as practicable
after filing with the SEC, any document which is incorporated by reference in the registration statement.

                  6.3 EXPENSES. With respect to any registration effected pursuant to Section 6.1 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith. The fees, costs and expenses of registration to be borne as provided in this Section 6.3 shall include, without limitation, all registration, filing and NASD fees, exchange listing fees, printing expenses, fees and disbursements of counsel and accountants for the Company and one counsel for all Investors including shares in such registration (not to exceed $15,000), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Any selling expenses, including discounts and commissions, shall be the responsibility of Investor.

                  6.4 INDEMNIFICATION.

                           (a) The Company will indemnify and hold harmless
Investor and any person who controls Investor within the meaning of the Securities Act, and any officer, director, employee, agent, partner or affiliate of Investor, from and against, and will reimburse Investor and each such controlling person, officer, director, employee, agent, partner and affiliate with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which Investor or any such controlling person or any such officer, director, employee, agent, partner or affiliate may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity in all material respects with information furnished to the Company in writing by Investor or such controlling person or such officer, director, employee, agent, partner or affiliate in writing specifically for use in the preparation thereof.

                           (b) Investor will indemnify and hold harmless the
Company, and any person who controls the Company within the meaning of the Securities Act, from and against, and will reimburse the Company and such controlling persons with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity in all material respects with information furnished by Investor to the Company in writing specifically for use in the preparation thereof. Notwithstanding the foregoing, the liability of Investor pursuant to this subsection (b) shall be limited to an amount equal to the net per share sale price multiplied by the number of shares of Registrable Stock sold by Investor pursuant to the registration statement which gives rise to such obligation to indemnify (less the aggregate amount of any damages which Investor has otherwise been required to pay in respect of such losses, damages, liabilities, costs or expenses or any substantially similar losses, damages, liabilities, costs or expenses arising from the sale of such Registrable Stock).

                           (c) Promptly after receipt by a party indemnified
pursuant to the provisions of paragraph (a) or (b) of this Section 6.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6.4 and shall not relieve the indemnifying party from liability under this Section 6.4 except to the extent that such indemnifying party is materially prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided however that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party which consent shall not be unreasonably withheld. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

                           (d) If the indemnification provided for in subsection
(a) or (b) of this Section 6.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Investor and the Company agree that it would not be just or equitable if contribution pursuant to this Subsection 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding two sentences. Notwithstanding the other provisions of this Section 6.4(d), the amount Investor shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the net per share sale price multiplied by the number of shares of Registrable Stock sold by Investor pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which Investor has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Stock). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

                  6.5 REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company acknowledges and agrees that the purposes of the requirements contained in this Section 6.5 are (a) to enable Investor to comply with the current public information requirement contained in paragraph (c) of Rule 144 should Investor ever wish to dispose of any of the Registrable Stock without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3.

                  6.6 INVESTOR INFORMATION. The Company may require Investor to furnish the Company such information with respect to Investor and the distribution of the Registrable Stock as the Company may from time to time reasonably request in writing as shall be required by law or by the SEC in connection therewith.

                  6.7 NASDAQ LISTING. The Company shall, as soon as practicable following the first date it is eligible for listing on the Nasdaq Stock Market, prepare and file an application for such listing and use commercially reasonable efforts to obtain such listing as soon as practicable.

         7.       OTHER COVENANTS OF THE COMPANY

                  7.1 REMUNERATION TO SHAREHOLDERS. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise to any Investor or other shareholder of the Company as consideration for or as an inducement to entering into by any Investor or other shareholder of the Company of any waiver or amendment of any of the terms and provisions of this Agreement or the Certificate of Incorporation which affects Investor's rights, unless such remuneration is concurrently paid, on the same terms, ratably to Investor provided Investor grants such waiver or agrees to such amendment, as applicable.

                  7.2 INVESTMENT COMPANY STATUS. The Company shall not become an "investment company" or a company "controlled" by an "investment company", within the meaning of the 1940 Act. In the event the Company breaches the foregoing, the Company shall forthwith notify the Investors and shall take immediate corrective action to remedy such breach.

         8.       MISCELLANEOUS.

                  8.1 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and the documents referred to herein constitute the full and entire understanding and agreement between the parties and no party shall be liable or bound to any to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                  8.2 SURVIVAL OF WARRANTIES; INDEMNIFICATION. Unless otherwise set forth in this Agreement, the warranties, representations and agreements of the Company and the Investor contained herein shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Investor or the Company.

                  8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.4 GOVERNING LAW; JURISDICTION AND VENUE; ATTORNEY'S FEES. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed under the laws of the State of California without reference to principles of conflicts of laws. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's and expert witness fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  8.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.7 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, delivery by nationally recognized overnight courier or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to the Company, at 650 Castro Street, Suite 210, Mountain View, California 94041, or (b) if to Investor, at the address indicated for Investor on Exhibit A hereto, or at such address as such party may designate by ten days advance written notice to the other party.

                  8.8 FINDERS' FEES. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. The Company and the Investor each acknowledge and agree that Needham is entitled to the compensation payable by the Company with respect to the purchase of the Shares as set forth in the Private Placement Memorandum and that Needham has not acted as an "underwriter," as that term is defined in the Securities Act, with respect to the Shares.

                  8.9 EXPENSES. Irrespective of whether the Closing is effected, subject to the provisions of Section 6, the Company and Investor shall each pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

                  8.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement that are then outstanding (including securities into which such securities have been converted), each future holder of such securities (unless such securities are sold in a public offering), and the Company.

                  8.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and the balance of the Agreement shall be enforceable in accordance with its terms.

                  8.12 INFORMATION CONFIDENTIAL. Investor acknowledges that the information received by it pursuant hereto is confidential and for Investor's use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person other than (i) Investor's board of directors, investment advisers, attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with Investor's investment in the Company, provided that such persons agree to hold such information confidential as provided in this section, (ii) to any prospective Investor of any shares of the Company owned by Investor as long as such prospective Investor agrees in writing to be bound by the confidentiality provisions as provided in this section, (iii) to any of Investor's affiliates, provided that such affiliates agree to hold such information confidential as provided in this section, or (iv) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing or trading agreement concerning Investor or the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   COMPANY:

                                   SOURCINGLINK.NET, INC.


                                   By:  /s/ Sean M. Maloy
                                       -----------------------------------------
                                        Sean Maloy,
                                        Chief Executive Officer and President


                                   INVESTOR:


                                   By:
                                       -----------------------------------------
                                   Printed Name:
                                                 -------------------------------
                                   Title:
                                          --------------------------------------

                                    EXHIBIT A

                                    INVESTORS


                                                NUMBER OF         PURCHASE PRICE
            NAME AND ADDRESS                     SHARES                ($)
-----------------------------------------   -------------         --------------

Seligman New Technologies Fund, Inc.            1,687,500             $2,700,000
c/o J&W Seligman Co.
100 Park Avenue
New York, New York  10017

Seligman Investment Opportunities (Master)        187,500                300,000
Fund-NTV Portfolio
c/o J&W Seligman Co.
100 Park Avenue
New York, New York  10017

Wallington Investments Ltd.                       625,000              1,000,000
c/o Nomina Financial Services, Ltd.
Waldmanstrasse 8
P.O. Box 319
CH-8024 Zurich Switzerland

Oakwood Holdings Ltd.                             625,000              1,000,000
c/o Nomina Financial Services, Ltd.
Waldmanstrasse 8
P.O. Box 319
CH-8024 Zurich Switzerland

Manasa Corporation                                187,500                300,000
c/o V. & J. Saad
P.O. Box 165726
Achrafieh, Beirut, Lebanon

UT Technology Partners LDC                        250,000                400,000
c/o Unterberg Tobin Capital
10 East 50th Street
New York, New York  10022

UT Capital Partners International LDC              62,500                100,000
c/o Unterberg Tobin Capital
10 East 50th Street
New York, New York  10022

Cazenove Nominees Limited                         150,000                240,000
12 Tokenhouse Yard
London EC2R 7AN England

Arnhold and S. Bleichroeder, Inc.                 625,000              1,000,000
1345 Avenue of the Americas
New York, New York  10105


Needham  & Company, Inc.                          417,750                668,400
445 Park Avenue
New York, New York  10022

Needham Growth Fund                               156,250                250,000
445 Park Avenue
New York,  New York  10022

Lord Gavron                                        26,250                 42,000
c/o Mercury Asset Management Ltd.
33 King William Street
London EC4R 9AS England

Sean Maloy                                         31,625                 50,600
10065 Rue Chantemar
San Diego,  CA  92131
                                            -------------         --------------
                               TOTALS           5,031,875             $8,051,000
                                            -------------         --------------
                                            -------------         --------------


                                      -2-